UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2015

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-6200	20-2777218

1-1232	DUKE ENERGY OHIO, INC. (an Ohio corporation) 139 East Fourth Street Cincinnati, Ohio 45202 (704) 382-3853	31-0240030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On January 16, 2015, the Federal Energy Regulatory Commission (“FERC”) issued a letter requesting additional information in connection with the application filed on September 11, 2014, by Duke Energy Commercial Asset Management, LLC (“DECAM”), a subsidiary of Duke Energy Ohio, Inc. (the “Company”), Duke Energy Retail Sales, LLC, a subsidiary of Duke Energy Corporation, and Dynegy Resource I, LLC (“Dynegy” and together with DECAM and Duke Energy Retail Sales, LLC, the “Parties”), to approve the sale of the Company’s Midwest commercial generation business to Dynegy.  The letter seeks further economic analysis, including (1) a delivered price test, to assess the combined market power impacts of the proposed transaction and Dynegy’s simultaneous acquisition of the Energy Capital Partners assets in the PJM interconnection, L.L.C. market, and (2) certain information relating to how Dynegy customers will be protected from any adverse effect on rates that might result from its purchase of the Company’s Midwest commercial generation business.  The Parties intend to fully respond to the request for additional information within 30 days.  As a result of this additional request of FERC, the Parties do not expect the transaction to close by the end of the first quarter of 2015 but remain committed to closing the transaction as quickly as possible after receipt of FERC approval, which is the final regulatory approval required to close.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: January 20, 2015	By:	/s/ Julie S. Janson
	Name:	Julie S. Janson
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

DUKE ENERGY OHIO, INC.

Date: January 20, 2015	By:	/s/ Julie S. Janson
	Name:	Julie S. Janson
	Title:	Executive Vice President and Chief Legal Officer